MEDIA SOURCE, INC.
                      NON-STATUTORY STOCK OPTION AGREEMENT


     THIS AGREEMENT made this __10th__ day of ___May_____, 2000, between MEDIA SOURCE, INC., a Corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and _____S. Robert Davis_________, hereinafter referred to as "Employee" or "Optionee".


     WHEREAS, S. Robert Davis, Optionee, has extended his Subordinated Note, dated July 16, 1997, until January 1, 2004. Further more, the Company believes that the future growth and development of the Company will be due primarily to the energy, skill and resourcefulness of its directors, officers and key employees and that the Company believes that the grant of the following stock options will advance the interests of the Company and provide an additional incentive to such personnel through the acquisition of a proprietary interest in the Company and serve as an inducement for the attraction and retention of executive talent and skilled employees.


     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:


     1. GRANT OF OPTION: The Company hereby irrevocably grants to Employee the right and option hereinafter called "Option" to purchase all or any part of an aggregate of __One Hundred Thousand ( 100,000)____ Common Shares on the terms and conditions herein set forth.

     2. PURCHASE PRICE: The purchase price of the Common Shares covered by the Option granted hereunder shall be $__2.25____ per share, being 1/8 above the fair market value of each such shares, that being the closing bid quotations of such Common Stock as reported by NASDAQ on ____May 10, 2000_____.

     3. EXPIRATION: The option contained herein shall in no event be exercisable prior to the expiration of ____three_____ (__3__) years from the date of this Agreement.

     4. LIMITATION UPON EXERCISE: The option granted hereunder may be exercised in whole or from time to time in part at any time commencing thirty-six months from the day of grant, and extending not more than ______six ( 6 ) years from the date hereof.


     In the event of changes in the outstanding common shares of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the appropriate adjustment in the number of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such events; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

     In the event the optionee during his life ceases to be an employee of the Company by reason of retirement or for any reason other than a disability within the meaning of Section 105(d) (4) of the Internal Revenue Code, any option or unexercised portion granted to him which is otherwise exercisable shall terminate unless it is exercised within three (3) months of the date on which he ceases to be an employee, and in any event, no later than the date of expiration of the option period; provided, however, if such optionee who ceases to be an employee of the Company or of any subsidiary of the Company has become so disabled, any option or unexercised portion granted to him shall terminate unless it is exercised within twelve (12) months of the date on which he ceases to be an employee, and in any event no later than the date of expiration of the option period. In the event of the death of the optionee while he is an employee of the Company or any subsidiary of the Company or within not more than three
(3) months of the date of which he ceases to be such employee any option or unexercised portion thereof granted to him, if otherwise exercisable by the optionee at the date of death, may be exercised by his personal representative, heirs, or legatees at any time prior to the expiration of one year from the date of the death of the optionee, but in any event not later than the date of expiration of the option by its terms.


     5. METHOD OF EXERCISE: Any shares purchased pursuant to the Option hereunder shall be paid for by the Employee at the time of purchase. The Option may be exercised from time to time as provided for herein upon written notice to the Company stating the number of shares with respect to which the Option is being exercised, and the time of delivery desired, which time shall be at least fifteen (15) days after the giving of such notice unless an earlier date shall be mutually agreed upon.


     6. WITHHOLDING AGREEMENT: In the event Employee shall exercise this Option, Employee agrees that the Company may at its discretion make reasonable withholding from Employee's salary to take into account Employee's ordinary earnings, including the earnings estimated by the Company to have resulted from such exercise for all state and federal tax purposes.


     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its Officer thereunto duly authorized, and the Employee has hereunto set his and upon this Agreement to be effective as of the date and year first written above.


OPTIONEE:  EMPLOYEE                     MEDIA SOURCE, INC.

______________________________          By: ______________________
(Signature)

______________________________          Its: _____________________
(Street Address)


______________________________
(City)     (State)  (Zip Code)


______________________________
(Social Security Number)